UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 27, 2006 (September 20, 2006)

DataLogic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

Delaware                                 0-30382                               33-0755473

(State or other jurisdiction of incorporation)  (Commission File Number)            (I.R.S. Employer Identification No.)

18301 Von Karman Ave, Suite 250, Irvine, California 92612

(Address of principal executive offices)

(949) 260-0120

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of Material Definitive Agreement

On September 26, 2006, DataLogic International, Inc. (“DataLogic”) and its wholly owned subsidiary, DataLogic Consulting, Inc. (“DCI”) received notice from the State of Rhode Island that it was terminating the contractual arrangements under which DCI provides temporary employee services to agencies of the State (the “Rhode Island Contract”).  As a result of receiving the notice of termination, DCI has terminated the employment of approximately 360 employees who provided services under the Rhode Island Contract.  The Rhode Island Contract represented approximately $11.5 million and $5.7 million of the DataLogic’s revenue for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively.   The Rhode Island Contract represented a significant part of DCI’s revenue but yielded a lower margin than other typical contracts of DCI.  The working capital required to fulfill this contract was significant and as a result of the termination has reduced the working capital requirements of DCI.

Item 8.01.  Other Events

On September 20, 2006, the State of Rhode Island paid to DataLogic $801,382 and deposited an additional $323,248 in escrow in respect of amounts due for services provided under the Rhode Island Contract.

Concurrently, Laurus Master Fund, Ltd. (“Laurus”), DataLogic’s secured creditor, agreed to release from DataLogic’s accounts receivable “lockbox” account $478,764 of the funds received to permit DataLogic and its subsidiaries to meet payroll obligation to employees. The remaining funds received from the State of Rhode Island were applied as a pre-payment of DataLogic’s secured term note held by Laurus.   As of September 26, 2006, approximately $1.4 million remains outstanding under the secured term note.

Laurus has placed and is maintaining a hold on DataLogic’s access to funds held in the “lockbox” account based on the previously disclosed default notice received by DataLogic from Laurus. Without access to funds in the “lockbox” account, DataLogic does not have sufficient funds to meet its payroll obligations to employees or otherwise support its operations.

As of September 26, 2006, substantially all of the employees of DataLogic’s communications business segment have resigned or been terminated.  As a result, DataLogic does not expect this segment to make a material contribution to its results of operations going forward.  The communications business segment represented approximately $3.6 million and $2.8 million of DataLogic’s revenue for the year ended December 31, 2005 and the six months ended June 30, 2006, respectively.   DataLogic is evaluating whether recent developments with respect to the communications business segment will require it to write-off assets of the business due to material impairment.  The communications business segment has not been a profitable segment for DataLogic.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2006

DATALOGIC INTERNATIONAL, INC.

a Delaware corporation

By: /s/ Keith C. Moore

Name: Keith C. Moore

Title: Chief Executive Officer and Director

By: /s/ Khanh Nguyen

Name: Khanh Nguyen

Title: Chief Financial Officer and Director

By: /s/ Derek Nguyen

Name: Derek Nguyen

Title: Director

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